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                                                                      Exhibit 24

         E'town Corporation and each of the directors and/or officers of E'town Corporation whose signatures appear below do hereby appoint Gail P. Brady as its, his or her true and lawful attorneys-in-fact to execute on its, his or her behalf and in any and all capacities a Registration Statement on Form S-3 to be filed pursuant to the Securities Act of 1933 in connection with the registration of up to 500,000 shares of E'town Corporation common stock without par value for E'town Corporation's Dividend Reinvestment And Stock Purchase Plan, and any and all pre- and post-effective amendments thereto and other documents relating thereto, and to file the same with the Securities and Exchange Commission. Said attorney-in-fact shall have power to act hereunder with or without the other.

         IN WITNESS WHEREOF, the undersigned have duly executed this instrument as of the 29th day of October 1998.

/s/ Andrew M. Chapman

/s/ Thomas J. Cawley

/s/ Anthony S. Cicatiello

/s/ Edward A. Clerico

/s/ Anne Evans Estabrook

/s/ James W. Hughes

/s/ John Kean

/s/ Robert W. Kean, III

/s/ Barry T. Parker

/s/ Hugh M. Pfaltz

/s/ Chester A. Ring

/s/ Joan Verplanck